Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

Pebblebrook Hotel Trust Declares Second Prorated Dividend for Fourth Quarter 2018

Bethesda, MD, December 14, 2018 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that, following completion of the Company’s merger with LaSalle Hotel Properties on November 30, 2018, the Company’s Board of Trustees has authorized, and the Company has declared, a prorated cash dividend of $0.1321739 per common share of beneficial interest (“Common Share”), to be paid on January 15, 2019 to shareholders of record as of December 31, 2018 (the “Record Date”).

As previously announced on November 19, 2018, in anticipation of its merger with LaSalle Hotel Properties, the Company declared a prorated cash dividend of $0.2478261 per Common Share, to be paid on January 15, 2019 to shareholders of record as of November 29, 2018.

In aggregate, the two common dividends declared and authorized for the fourth quarter of 2018 represent an annualized yield of approximately 4.6 percent based on the closing price of the Common Shares on December 13, 2018.

The Board of Trustees also authorized, and the Company has declared, regular quarterly cash dividends on the Company’s preferred shares of beneficial interest as follows, each of which will be paid on January 15, 2019 to shareholders of record as of the Record Date:

•	$0.40625 per 6.50% Series C Cumulative Redeemable Preferred Share;

•	$0.39844 per 6.375% Series D Cumulative Redeemable Preferred Share;

•	$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share; and

•	$0.39375 per 6.30% Series F Cumulative Redeemable Preferred Share.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 63 hotels, totaling approximately 15,300 guest rooms, located in 10 states and the District of Columbia, in the following markets: Del Mar, California; Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego, California; San Francisco, California; Santa Cruz, California; Washington, DC; Coral Gables, Florida; Key West, Florida; Naples, Florida; Buckhead, Georgia; Chicago, Illinois; Boston, Massachusetts; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will” or other similar words or expressions. These forward-looking statements relate to the payment of the dividends. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com and at www.sec.gov.
All information in this release is as of December 14, 2018. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Contact:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com